UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2008
Sucampo Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33609	13-3929237

(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4520 East-West Highway, Suite 300
Bethesda, Maryland	20814

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Holding Company Reorganization
On December 9, 2008, the Board of Directors (the “Board”) of Sucampo Pharmaceuticals, Inc., a Delaware corporation (the “Company”), approved a reorganization of the Company’s corporate structure into a holding company structure (the “Reorganization”). The Board approved the Reorganization in order to provide the Company with a more efficient corporate structure.
The Company intends to effect the Reorganization pursuant to an Agreement and Plan of Reorganization (the “Merger Agreement”) by and among the Company, a newly created, wholly owned subsidiary (“Holdco”) and a newly created, wholly owned subsidiary of Holdco (“Merger Sub”). In accordance with the terms of the Merger Agreement:
•	the Company will merge with Merger Sub, with the Company as the surviving corporation;

•	the Company will thereafter be a wholly owned subsidiary of Holdco, which will become the publicly traded company;

•	each share of the Company’s Class A common stock, par value $0.01 per share, issued and outstanding immediately prior to the Reorganization will automatically be converted into one fully paid and nonassessable share of Class A common stock, par value $0.01 per share, of Holdco, having the same designations, rights, powers and preferences, and qualifications, limitations and restrictions as the Company’s Class A common stock;

•	each share of the Company’s Class B common stock, par value $0.01 per share, issued and outstanding immediately prior to the Reorganization will automatically be converted into one fully paid and nonassessable share of Class B common stock, par value $0.01 per share, of Holdco, having the same designations, rights, powers and preferences, and qualifications, limitations and restrictions as the Company’s Class B common stock;

•	each of the Company’s equity incentive plans, including the Company’s Amended and Restated 2001 Stock Incentive Plan, the Company’s Amended and Restated 2006 Stock Incentive Plan and the Company’s 2006 Employee Stock Purchase Plan (collectively, the “Plans”), will be assumed by Holdco and all stock options outstanding under the Plans will become options to acquire Class A common stock of Holdco on the same terms ;

•	certain of the Company’s material agreements, including compensatory arrangements with named executive officers and indemnification agreements with its officers and directors, will be assumed by Holdco;

•	the Company’s obligations, if any, under its 2008 bonus program for its executive officers will be assumed by Holdco;

•	immediately following the Reorganization, the Company will make a special distribution of its interest in its two wholly owned subsidiaries, Sucampo Pharma, Ltd. and Sucampo Pharma Europe Ltd., to Holdco;

•	the Company will change its name to Sucampo Pharma Americas, Inc.; and

•	Holdco will change its name to Sucampo Pharmaceuticals, Inc.
As a result of the Reorganization, the Company will be the successor to Merger Sub, Merger Sub will cease to exist, and the Company will be a direct, wholly owned subsidiary of Holdco, the new parent holding company. Sucampo Pharma, Ltd., and Sucampo Pharma Europe Ltd. will also become direct, wholly owned subsidiaries of Holdco.
The business, management, directors and the rights and limitations of stockholders of Holdco following the Reorganization will be identical to the business, management, directors and the rights and limitations of stockholders of the Company immediately preceding the Reorganization.
The Class A common stock of the Holdco will continue to be listed on the Nasdaq Global Market under the symbol “SCMP” following the Reorganization. Stock certificates representing the Class A common stock of the Company before the Reorganization will continue to represent the Class A common stock of Holdco after the reorganization. Accordingly, stockholders will not need to take any action to exchange their certificates.
The Company expects the Reorganization to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and, as a result, the stockholders of the Company will not recognize gain or loss for United States federal income tax purposes.

The Company intends to effect the Reorganization without a stockholder vote pursuant to Section 251(g) of the Delaware General Corporation Law, which provides for the formation of a holding company without a vote of the stockholders of the constituent corporations.
The Reorganization will not become effective until the Company, Merger Sub and Holdco enter into the Merger Agreement and the Company files a certificate of merger with the Secretary of State of the State of Delaware. The Board has authorized the Company to take such actions. The Company expects to consummate the Reorganization on or about December 29, 2008.
Amended and Restated Indemnification Agreements
On December 9, 2008, the Board approved amended and restated indemnification agreements between the Company and each of its directors who are not employees or spouses of employees (“non-employee directors”). Currently, the following members of the Board are non-employee directors: Anthony C. Celeste, Andrew J. Ferrara, Timothy I. Maudlin, V. Sue Molina and John C. Wright.
The Company expects to enter into an amended and restated indemnification agreement with each of the current non-employee directors prior to the consummation of the Reorganization.
The amended and restated indemnification agreements, among other things, will provide that the Company will indemnify the respective directors to the fullest extent permitted by law for claims arising in his or her capacity as a director of the Company or any of its subsidiaries. The amended and restated indemnification agreements will also establish the procedures that will apply in the event the respective director makes a claim for indemnification. Each of the amended and restated indemnification agreements will be assumed by Holdco in connection with the Reorganization, as will the existing indemnification agreements with the Company’s officers.
A copy of the form of amended and restated indemnification agreement to be entered into with the Company’s non-employee directors is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K, and the summary description of that agreement set forth above is qualified in its entirety by reference to the complete agreement as filed.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of Director
On December 9, 2008, the Board increased the number of directors constituting the Board to eight and appointed Sachiko Kuno, Ph.D. to fill the resulting vacancy on the Board effective immediately prior to the consummation of the Reorganization.
Dr. Kuno co-founded the Company together with her spouse, Ryuji Ueno, M.D., Ph.D., Ph.D., the Company’s Chairman of the Board, Chief Executive Officer and Chief Scientific Officer. Dr. Kuno served as a member of the Board from December 1996, President of the Company from July 2004 and Chair of the Board from September 2006, in each case through May 31, 2007. Dr. Kuno also served as Chief Executive Officer of the Company from December 1996 to November 2000 and again from July 2004 to September 2006. Since June 2007, Dr. Kuno has continued to work as a part-time employee of the Company.
Dr. Kuno, age 54, received her Bachelors degree in Biochemistry and her Masters degree and Ph.D. in Industrial Biochemistry from Kyoto University.
Drs. Ueno and Kuno directly or indirectly own a majority of the capital stock of R-Tech, Ltd. (“R-Tech”), a Japanese pharmaceutical manufacturer, and all of the capital stock of Sucampo AG, a Swiss patent holding company. As discussed in more detail in prior filings, the Company has exclusive supply arrangements with R-Tech to provide clinical and commercial supplies of its approved product, AMITIZA, and clinical supplies of two of its product candidates, cobiprostone and SPI-107. The Company also holds an exclusive royalty-bearing license from Sucampo AG, which holds all the patents related to the Company’s products and product candidates, to develop and commercialize AMITIZA and other prostone compounds. Drs. Ueno and Kuno indirectly hold all of the Company’s class B common stock and are significant holders of its class A common stock. R-Tech is a significant holder of the Company’s class A common stock.
There are no arrangements or understandings between Dr. Kuno and any other persons pursuant to which Dr. Kuno was selected as a director.
Appointment of Chief Financial Officer
On December 9, 2008, the Board appointed Jan Smilek as Chief Financial Officer, effective immediately.
Mr. Smilek, age 42, has served as the Company’s Acting Chief Financial Officer since August 1, 2008, and as its Chief Accounting Officer since June 5, 2008. Mr. Smilek joined the Company in February 2008 as Vice President of Finance and Corporate Controller.

From January 2006 to February 2008, Mr. Smilek was Senior Director of Finance for Vanda Pharmaceuticals Inc. and from January 2005 to January 2006, he was Senior Director of Finance with McGraw-Hill Companies. From 1991 to 2005, he worked for PricewaterhouseCoopers LLP, most recently as senior manager.
Mr. Smilek is a certified public accountant and is a graduate of the School of Economics, Bratislava, Slovakia and holds an International Executive M.B.A. degree from Georgetown University, McDonough School of Business.
Compensatory Arrangements of Certain Officers
To the extent required by Item 5.02(d) of Form 8-K, the information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference.
Item 7.01 Regulation FD Disclosure.
The press release issued on December 11, 2008 announcing the Reorganization, the appointments of Dr. Kuno and Mr. Smilek, and the Repurchase Program (as defined below) is attached as Exhibit 99.1 to this Current Report on Form 8-K.
The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 8.01 Other Events.
On December 9, 2008, the Board authorized a stock repurchase program (the “Repurchase Program”). Under the program, the Company may use up to $10 million to purchase shares of its Class A common stock from time to time in open-market transactions, depending on market conditions and other factors. Any repurchased shares will be available for use in connection with the Company’s Plans and for other corporate purposes.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
10.1	Form of Amended and Restated Indemnification Agreement for non-employee directors.
The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:
99.1	Press Release issued by the Company on December 11, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.
Date: December 11, 2008	By:	/s/ JAN SMILEK
		Name:	Jan Smilek
		Title:	Chief Financial Officer